EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                STATE OF INCORPORATION
----------                                                ----------------------
New Jersey Natural Gas Company                                  New Jersey

NJR Energy Services Corp.                                       New Jersey
  Subsidiaries:
    NJ Natural Energy Company                                   New Jersey
    NJR Energy Corp.                                            New Jersey
      Subsidiaries:
        New Jersey Natural Resources Company                    New Jersey
        NJNR Pipeline Company                                   New Jersey
        NJR Storage Corporation                                 Delaware
        Natural Resources Compressor Company                    New Jersey
        NJRE Operating Company                                  Oklahoma

NJR Development Corp.                                           New Jersey
  Subsidiaries:
    Commercial Realty & Resources Corp.                         New Jersey
    NJR Computer Technologies, Inc.                             New Jersey
    Paradigm Power, Inc.                                        New Jersey
      Subsidiaries:
        Lighthouse One, Inc.                                    New York
        Lighthouse II, Inc.                                     Delaware